UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2023

HOLOGIC, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	HOLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2023, the Board of Directors (the “Board”) of Hologic, Inc. (the “Company”), upon the recommendation of the Company’s Nominating and Corporate Governance Committee, increased the size of the Board from nine to ten directors and appointed Nanaz Mohtashami as a director of the Company, effective September 20, 2023.  Ms. Mohtashami is a Managing Director at Russell Reynolds Associates, leading their global Med Tech, Devices & Diagnostics Practice.

Ms. Mohtashami, who will stand for election by stockholders at the Company’s 2024 Annual Meeting of Stockholders, has been appointed to serve on the Company’s Compensation Committee and Nominating and Corporate Governance Committee, effective September 20, 2023.  As a non-employee director of the Company, she will receive compensation as described in the “Director Compensation” section of the Company’s most recent definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “Commission”) on January 19, 2023.  Ms. Mohtashami is also expected to enter into the Company’s customary indemnification agreement for directors, in substantially the form filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on March 6, 2009.

A copy of the Company’s press release announcing the election of Ms. Mohtashami is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated September 22, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2023	HOLOGIC, INC.

	By:	/s/ John M. Griffin
John M. Griffin
General Counsel